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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                FEBRUARY 20, 2001
                Date of Report (Date of earliest event reported)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             (Exact name of registrant as specified in its charter)



       BERMUDA                        1-8993                 94-2708455
(State or other jurisdiction of     (Commission            (I.R.S. Employer
 incorporation or organization)     file number)          Identification No.)


               80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755
                    (Address of principal executive offices)


                                 (603) 643-1567
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

White Mountains Insurance Group, Ltd. (the "Registrant") announced today that it has amended its previously filed definitive Stock Purchase Agreement with London-based CGNU plc to purchase its U.S. property and casualty operations ("CGU"). In connection with the amendment to the Stock Purchase Agreement, the Registrant has modified the terms of its financing including a reduction in the aggregate principal amount of the facilities to $875 million.

The Stock Purchase Agreement and the press release dated September 25, 2000 were previously filed as Exhibits 99 (a) and 99 (b), respectively, to the Form 8-K dated September 25, 2000. Amendment No.1 to the Stock Purchase Agreement, the Registrant's press release dated October 19, 2000, the Convertible Preferred Stock Term Sheet, the Berkshire Hathaway Preferred Stock and Warrants Term Sheet, the Senior Secured Credit Facilities Commitment and the Amendment to the Senior Secured Credit Facilities Commitment were previously filed as Exhibits 99(c), 99(d), 99(e), 99(f), 99(g) and 99(h), respectively, to the Form 8-K dated October 19, 2000.

Amendment No. 2 to the Stock Purchase Agreement, the summary of the terms and conditions of the modified Lehman financing commitment and the Registrant's press release dated February 20, 2001 are attached herewith as Exhibits 99(i), 99(j) and 99(k), respectively, and are incorporated by reference in their entirety.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits. The following exhibits are filed herewith:

     EXHIBIT NO.      DESCRIPTION
     -----------      -----------

     99 (i) Amendment No. 2 dated February 20, 2001 to the Stock Purchase Agreement among CGU International Holdings Luxembourg S.A., CGU Holdings LLC, CGNU PLC, White Mountains Insurance Group, Ltd., Tack Holding Corp. and Tack Acquisition Corp. dated as of September 24, 2000.

     99 (j) Summary of the terms and conditions of the modified Lehman financing commitment dated February 19, 2001.

     99 (k) Text of press release issued by White Mountains Insurance Group, Ltd., dated February 20, 2001.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  WHITE MOUNTAINS INSURANCE GROUP, LTD.



Dated: February 20, 2001          By:  /s/ Michael S. Paquette
                                     -----------------------------------------
                                       Michael S. Paquette
                                       Senior Vice President and
                                       Controller